SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2004

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure

Joan H. Smith, a former Oregon Public Utility Commissioner, has been appointed to the Boards of Directors of IDACORP and Idaho Power Company, effective May 20, 2004.  Ms. Smith will serve on the Corporate Governance Committee.

Ms. Smith is an independent consultant with Wilk & Associates/LECG LLP, a public policy consulting organization located in San Francisco, California.  She also advises on projects managed by DeFontenay, Savin & Kiss, a Boston, Massachusetts consulting firm specializing in communications industry financial and economic issues.  Ms. Smith retired in May 2003 from the Oregon Public Utility Commission after more than 12 years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2004

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer